WARRANT CERTIFICATE
THESE WARRANTS AND ANY SHARES ACQUIRED UPON THE EXERCISE HEREOF WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SHARES AND ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT CERTIFICATE, AND NO TRANSFER OF THESE WARRANTS OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.
WARRANT CERTIFICATE
To Purchase Shares of Common Stock of
Priority Technology Holdings, Inc.
No. [   ]            [   ] Warrants
THIS CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [INSERT NAME OF WARRANT HOLDER], having an address at [INSERT ADDRESS OF WARRANT HOLDER] or its registered assigns (the “Holder”), is the registered owner of the number of warrants specified above (collectively, the “Warrants”), each of which warrants entitles the holder, subject to the adjustment provisions and the conditions and limitations hereinafter set forth, to purchase from Priority Technology Holdings, Inc. (together with its successor and assignee, the “Company”), a corporation organized and existing under the laws of the State of Delaware, [____] shares, as adjusted pursuant to Section 4 hereof, of the Company’s Common Stock at a purchase price of $.001 per share, as adjusted pursuant to Section 4 hereof, (the “Exercise Price”). The Warrants shall not be terminable by the Company prior to the Expiration Date (as defined in Section 9 hereof). The shares of Common Stock issuable upon exercise of the Warrants (and any other or additional shares, securities or property that may hereafter be issuable upon exercise of the Warrants) are sometimes referred to herein as the “Warrant Shares,” and the maximum number of shares so issuable under this Warrant Certificate is sometimes referred to as the “Aggregate Number” (as such number may be increased or decreased, as more fully set forth herein).
The Warrants shall be void and all rights represented hereby shall cease after 5:00 p.m., New York City time, on the Expiration Date.

The Warrants are part of an authorized issue of warrants (the “Authorized Warrants”) initially exercisable for an aggregate of [_____] shares of Common Stock issued on the date hereof pursuant to the terms of the Purchase Agreement.
Certain terms used in this Warrant Certificate are defined in Section 10 hereof.
The Warrants are subject to the following provisions, terms and conditions:
1.Exercise; Issue of Certificates; Payment for Shares. The Warrants represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to fractional shares of Common Stock), to purchase up to the Aggregate Number of shares (initially equal to [____] shares) of Common Stock at all times on or prior to 5:00 p.m., New York City time, on the Expiration Date hereof.
(a)The Warrants shall be exercisable in whole at any time or in part from time to time by surrendering this Warrant Certificate on any Business Day (with the Exercise Form annexed hereto as Schedule 1 properly completed and executed) to the Company at its principal office specified in Section 15, or its then current address, and upon payment to the Company of the Exercise Price for the Warrant Shares being purchased.
(b)Payment of the aggregate Exercise Price with respect to an exercise in whole or in part of any Warrants may be made, in the sole discretion of the Holder, in the form of any of the following: (i) by cash or a check or bank draft in New York Clearing House funds or by wire transfer of immediately available funds, (ii) by the surrender of the applicable Warrant or Warrants, and without the payment of the Exercise Price in cash, for such number of Warrant Shares equal to the product of (A) the number of Warrant Shares for which such Warrant or Warrants are exercisable with payment in cash of the Exercise Price as of the date of exercise and (B) the Cashless Exercise Ratio, (iii) by tendering shares of Senior Preferred Stock having an aggregate Liquidation Preference (as defined in the Certificate of Designations) plus accrued but unpaid Dividends (as defined in the Certificate of Designations) thereon to the date of exercise equal to the Exercise Price or (iv)  by any combination of (i), (ii) and (iii) above. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such Warrant Shares as of the close of business on the Business Day of the surrender of this Warrant Certificate and payment of the Exercise Price as aforesaid.
(c)Certificates for the shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five (5) days, after this Warrant Certificate shall have been so exercised, and unless the Warrants represented by this Warrant Certificate have expired or been fully exercised, a new Warrant Certificate representing the number of shares with respect to which this Warrant Certificate shall not then have been exercised shall also be delivered to the Holder within such time.

2.Shares to be Fully Paid; Reservation of Shares; Listing. The Company covenants and agrees that: (a) all Warrant Shares will, upon issuance, be originalissue shares (and not treasury stock) fully paid and nonassessable and free from all taxes, claims, liens, charges and other encumbrances with respect to the issue thereof (other than as may be imposed by federal or state securities laws); (b) without limiting the generality of the foregoing, it will from time to time take all such action as may be required to assure that the par value per share of Common Stock shall at all times be less than or equal to the Exercise Price; (c) during the period within which the Warrants represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the Warrants represented by this Warrant Certificate a sufficient number of originalissue shares of its Common Stock to provide for the exercise of all the Warrants represented by this Warrant Certificate; and (d) upon the exercise of the Warrants represented by this Warrant Certificate, it will, at its expense, promptly notify each securities exchange on which any Common Stock is at the time listed of such issuance, to the extent required by rules of such securities exchange, and use its best efforts to maintain a listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants represented by this Warrant Certificate to the extent such shares can be listed.
3.Registration Rights Agreement. The Holder shall be entitled to all of the benefits, and subject to all of the obligations, of the Registration Rights Agreement, in connection with the Warrants and the Warrant Shares, if issued.
4.Adjustments to Exercise Price and Aggregate Number. The Exercise Price and the Aggregate Number of shares of Common Stock issuable upon the exercise of each Warrant (the “Exercise Rate”) is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.
(a)Adjustment for Change in Capital Stock. If the Company:
(i)pays a dividend or makes any other distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or
(ii)subdivides, combines or reclassifies its outstanding shares of Common Stock, then, in each case, the Exercise Rate and the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder may upon payment of the same aggregate Exercise Price payable immediately prior to such action receive the Aggregate Number and kind of shares of capital stock of the Company which the Holder would have owned immediately following such action if such Warrants had been exercised immediately prior to such action.

Any such adjustment shall become effective immediately after the record date of such dividend or distribution or the effective date of such subdivision, combination or reclassification.
If after an adjustment the Holder upon exercise of any Warrants may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the Exercise Rate and the Exercise Price of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.
Such adjustment shall be made successively whenever any event listed above shall occur.
(b)Adjustment for Certain Issuances of Common Stock. If the Company issues or sells to any Person shares of its Common Stock or distributes any rights, options or warrants entitling any Person to purchase shares of Common Stock, or any rights, warrants or options or other securities convertible into or exchangeable for Common Stock, in each case, at a price per share less than the Current Market Value on the record date for determining entitlements to participate in such issuance, sale or distribution (the “Time of Determination”), the Exercise Rate shall be adjusted in accordance with the formula:
                    E’ = E x    O + N
                         O + N x P
                             M
and the Exercise Price shall be adjusted in accordance with the following formula:
                    EP’ = EP x E
                         E’
where:
E’ =    the adjusted Exercise Rate.
E =    the Exercise Rate immediately prior to the Time of Determination for any such issuance, sale or distribution.
EP’ =    the Adjusted Exercise Price.
EP =    the Exercise Price immediately prior to the Time of Determination for any such issuance, sale or distribution.

O =    the number of Fully Diluted Shares (as defined below) outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.
N =    the number of additional shares of Common Stock issued, sold or issuable upon exercise of such rights, options or warrants or other convertible or exchangeable securities.
P =    the per share price received and receivable by the Company in the case of any issuance or sale of Common Stock or rights, options or warrants or other convertible or exchangeable securities inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants or other convertible or exchangeable securities.
M =    the Current Market Value per share of Common Stock on the Time of Determination for any such issuance, sale or distribution.
For purposes of this Section 4, (x) the term “Fully Diluted Shares” shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) the shares of Common Stock into or for which rights, options, warrants or other convertible or exchangeable securities outstanding as of such date are exercisable, convertible or exchangeable (other than the Warrants or any of the other Authorized Warrants), (y) the price per share received by the Company shall include the amount of any arm’s length underwriter or placement agent discount of fee paid by the Company in connection with such issuance and (y) each share of Common Stock issued in connection with the Equity Contribution or otherwise as consideration in connection with the Company’s acquisition of Finxera Holdings Inc. pursuant to, the Merger Agreement shall be deemed to have been issued at $0.00 per share.
The adjustments shall be made successively whenever any such rights, options or warrants or other convertible or exchangeable securities are issued and shall become effective immediately after the relevant Time of Determination. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants or other convertible or exchangeable securities which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made, (ii) any exercise of the Warrants or any of the other Authorized Warrants, (iii) the issuance of any rights, options or warrants entitling any Person to purchase shares of Common Stock, or any rights, warrants or options or other securities convertible into or exchangeable for Common Stock, in each case, granted pursuant to the Company’s or its subsidiaries’ stock ownership, stock option, long-term incentive or similar management equity plan or any cash settled arrangement having substantially the same economic effect to any officer, employee, director or consultant to the Company or any of its Subsidiaries, (iv) the issuance of Common Stock on arm’s length terms to one or more sellers that are not Affiliates of the Company as full or partial consideration in connection with a bona fide business acquisition, (v) Common Stock issued for cash in a bona fide registered public offering to non-Affiliates of the Company and (vi) Common Stock issued in a bona fide private placement to non-Affiliates of the Company at a price per share not less than 95% of the Current Market Value immediately prior to the earlier of (x) the issuance of such Common Stock and (y) the date of any definitive agreement with respect to such issuance. If at the end of the period during which any such rights, options or warrants or other convertible or exchangeable securities are exercisable, not all rights, options or warrants or other convertible or exchangeable securities shall have been exercised, the Exercise Rate and the Exercise Price shall be immediately readjusted to what they would have been if “N” in each of the above formulas had been the number of shares actually issued with respect thereto.
(c)Adjustment for Other Distributions. If the Company distributes to holders of its Common Stock (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries (whether in cash, property or otherwise), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, unless a Holder Distribution Election (as defined below) shall have been made with respect to such distribution, the Exercise Rate shall be adjusted in accordance with the following formula:
                    E’ = E x M
                     M - F
and the Exercise Price shall be decreased (but not increased) in accordance with the following formula:
                    EP’ = EP x E
                         E’
where:
E’ =    the adjusted Exercise Rate.
E =    the current Exercise Rate on the record date referred to in this paragraph (c) below.
EP’ =    the Adjusted Exercise Price.
EP =    the current Exercise Price on the record date referred to in this paragraph (c) below.
M =    the Current Market Value per share of Common Stock on the record date referred to in this paragraph (c) below.

F =    the fair market value (as determined in good faith by the Company’s board of directors) on the record date referred to in this paragraph (c) below of the indebtedness, assets, rights, options or warrants distributable in respect of one share of Common Stock.
The adjustments shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If any adjustment is made pursuant to clause (iii) above of this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Exercise Rate and the Exercise Price shall be immediately readjusted as if “F” in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date. Notwithstanding anything to the contrary contained in this subsection (c), if “M-F” in the above formula is less than $1.00 (or is a negative number) then in lieu of the adjustment otherwise required by this subsection (c), the Company may elect to distribute to the Holder, upon exercise of any Warrants, the evidences of indebtedness, assets, rights, options or warrants which would have been distributed to such Holder had such Warrants been exercised immediately prior to the record date for such distribution.
Notwithstanding the foregoing, a Holder may, in lieu of the adjustments described above in this subsection (c), elect to receive a distribution from the Company of its proportionate share of the evidences of indebtedness, assets, rights, options or warrants, as the case may be, which would have been distributed to such Holder had such Warrants been exercised immediately prior to the record date for such distribution (a “Holder Distribution Election”); provided that such Holder shall have notified the Company in writing of such election no later than 10 days after receipt of notice thereof from the Company pursuant to Section 4(f).
This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 4.
(d)The following provisions shall be applicable to the making of adjustments of the Exercise Price and Exercise Rate hereinbefore provided for in this Section 4:
(1)The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for the purposes of this Section 4.
(2)The adjustments required by the preceding paragraphs of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except as otherwise expressly provided herein. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
(3)In computing adjustments under this Section 4 fractional interests in Common Stock shall be taken into account to the nearest onethousandth (.001) of a share and shall be aggregated until they equal one whole share.
(4)If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any item described in Sections 4(a) through 4(c) hereof, but abandon its plan to pay or deliver such item, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
(5)The consideration for any additional shares of Common Stock issuable pursuant to any options, warrants or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such options, warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such options, warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any convertible or exchangeable securities shall be the consideration received or receivable by the Company for issuing any options, warrants or other rights to subscribe for or purchase such convertible or exchangeable securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible or exchangeable securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion, exercise or exchange of such convertible or exchangeable securities. In case of the issuance at any time of any additional shares of Common Stock or convertible or exchangeable securities in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or convertible or exchangeable securities a consideration equal to the amount of such dividend so paid or satisfied.
(e) If any event occurs as to which the other provisions of this Section 4 are not strictly applicable but the lack of any provision for the exercise of the rights of the Holder would not fairly protect the exercise rights of such Holder in accordance with the essential intent and principles of such provisions, or, if strictly applicable, would not fairly protect the exercise rights of such Holder in accordance with the essential intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants in the United States (which may be the regular auditors of the Company) of recognized national standing in the United States reasonably satisfactory to the Required Holders, which shall give their opinion as to the adjustments, if any, necessary to preserve, without dilution, on a basis consistent with the essential intent and principles established in the other provisions of this Section 4, the exercise rights of such Holder. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.
(1)In case of any capital reorganization, other than in the cases referred to in Section 4(a), (b) or (c) hereof and other than any capital reorganization that does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all or substantially all of the assets of the Company (collectively such actions being hereinafter referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company’s Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.
The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation or other entity purchasing such assets shall expressly assume, by a supplemental warrant or other acknowledgment executed and delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Warrant Certificate to be performed and observed by the Company in the manner prescribed herein.
The foregoing provisions of this Section 4(e)(ii) shall apply to successive Reorganization transactions.
(f) In case:
    (A)    the Company shall authorize the issuance to holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

    (B)    the Company shall authorize the distribution to holders of shares of Common Stock of evidences of its indebtedness or assets or of rights, options or warrants to subscribe for or purchase any of the foregoing; or
    (C)    of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale of all or substantially all of the assets of the Company, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants, or a tender offer or exchange offer for shares of Common Stock; or
    (D)    of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
    (E)    the Company proposes to take any action that would require an adjustment to the Exercise Rate or Exercise Price pursuant to this Section 4, then the Company shall give prompt written notice to the Holder at least 15 days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such shares, rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. The failure by the Company to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, dissolution, liquidation or winding up, or the vote upon any action.

(1)Within five (5) days after the occurrence of an event resulting in an adjustment pursuant to this Section 4, the Company shall cause to be promptly mailed to the Holder (and upon the exercise hereof, to the exercising Holder) by firstclass mail, postage prepaid, notice of each adjustment or adjustments to the Exercise Price and Exercise Rate effected since the date of the last such notice and a certificate of the Company’s Chief Financial Officer or Chief Accounting Officer, setting forth the Exercise Price and Exercise Rate after such adjustment(s), a brief statement of the facts requiring such adjustment(s) and the computation by which such adjustment(s) was made.
(g)The occurrence of a single event shall not trigger an adjustment of the Exercise Price and Exercise Rate under more than one paragraph of this Section 4.

5.[Reserved.]
6.Taxes on Conversion. The issuance of certificates for Warrant Shares upon the exercise of the Warrants shall be made without charge to the Holder exercising the Warrants for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.
7.Limitation of Liability. No provision hereof in the absence of the exercise of the Warrants by the Holder and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability on the part of the Holder for the Exercise Price of the Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by any creditor of the Company. Upon exercise of Warrants the Holder will have the right to vote the Common Stock received upon such exercise. No Holder shall be entitled to vote or be deemed the holder of Common Stock (or any other securities as may be issuable upon the exercise of the Warrants) nor shall anything contained herein be construed to confer upon the Holder the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders or to receive dividends, distributions or subscription rights or otherwise (except as provided herein), until the Warrants shall have been exercised in accordance with the terms and conditions of the Warrants.
8.Closing of Books. The Company will at no time close its transfer books against the transfer of the Warrants or of any Warrant Shares issued or issuable upon the exercise of the Warrants in any manner that interferes with the timely exercise hereof. The Company shall deem and treat the Holder as the absolute owner of the Warrants for all purposes, including, without limitation, for the purpose of exercise thereof. The Company agrees that, upon exercise of the Warrants in accordance with the terms hereof (including receipt by the Company of payment of the aggregate Exercise Price therefor), the shares so purchased shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which the Warrants shall have been exercised and the Holder shall be deemed for all purposes a stockholder of the Company with respect to such shares as though the certificate for such shares had been issued on the date of such exercise.

9.Restrictions on Transfer.
a.Restrictive Legends. Each certificate for any Warrant Shares issued upon the exercise of the Warrants, and each stock certificate issued upon the transfer of any such Warrant Shares (except as otherwise permitted by this Section 9), shall be stamped or otherwise imprinted with a legend in substantially the following form:
THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THE WARRANT CERTIFICATE PURSUANT TO WHICH THESE SHARES HAVE BEEN ISSUED, AND NO TRANSFER OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.
Each Warrant Certificate issued in substitution for any Warrant Certificate pursuant to Section 11, 12 or 13 hereof and each Warrant Certificate issued upon the transfer of any Warrant (except as otherwise permitted by this Section 9) shall be stamped or otherwise imprinted with a legend in substantially the following form:
THESE WARRANTS AND ANY SHARES ACQUIRED UPON THE EXERCISE HEREOF WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SHARES AND ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT CERTIFICATE, AND NO TRANSFER OF THESE WARRANTS OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.
b.Termination of Restrictions. The restrictions imposed by Section 9A upon the transferability of Warrants and Warrant Shares shall apply as to the Warrants and any Warrant Shares until (a) such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (b) such time as, in the reasonable opinion of counsel for the Company, or in the written opinion of counsel for the Holder reasonably acceptable to the Company, such restrictions are not required in order to comply with the Securities Act. Whenever such restrictions shall terminate as to any Warrants or Warrant Shares, the Holder shall be entitled to receive from the Company, without expense, new certificates of like tenor not bearing the restrictive legends set forth in Section 9A.
10.Definitions. As used in this Warrant Certificate, unless the context otherwise requires, the following terms have the following respective meanings:
Affiliate: as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under Common Control with, that Person.
Aggregate Number: as set forth in the first paragraph of this Warrant Certificate.
Authorized Warrant Shares: the Warrant Shares and all shares of Common Stock (and any other or additional shares, securities or property issued upon exercise of any other Authorized Warrants) issued upon exercise of any other Authorized Warrants.
Authorized Warrants: as set forth in the second paragraph of this Warrant Certificate.
Business Day: any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.
capital stock: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire capital stock, whether or not such debt securities, warrants, options or rights include any right of participation with capital stock.
Cashless Exercise Ratio: shall equal a fraction, the numerator of which is the excess of the Current Market Value of one share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value of one share of Common Stock on the date of exercise.
Certificate of Designations: the Company’s certificate of designations of the powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of senior preferred stock.

closing bid price: for any Security on each trading day, (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company or (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each trading day, in each case, designated by the Company. If there are no such prices on a trading day, then the closing bid price shall not be determinable for such trading day.
Commission: the United States Securities and Exchange Commission and any other similar or successor agency of the United States federal government administering the Securities Act or the Exchange Act.
Common Stock: the shares of Common Stock, par value $.001 per share, of the Company, currently provided for in the Second Amended and Restated Certificate of Incorporation of the Company, and including, for all purposes hereunder, any other capital stock of the Company into which such shares of Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or like events.
Company: as set forth in the first paragraph of this Warrant Certificate.
Control: (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control with”):, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
Current Market Value: per share of Common Stock or of any other security (herein collectively referred to as a “Security”) at any date shall be:
(i)if the Security is not registered under the Exchange Act, the value of the Security determined by an Independent Financial Expert, or
(ii)if the Security is registered under the Exchange Act, the daily volume weighted average price of such Security for such date (or the nearest precedent date), but only if such Security shall have been listed on a national securities exchange or the Nasdaq National Market or traded through an automated quotation system. If such Security shall have not been so listed or traded, the Current Market Value of such Security shall be determined as if the Security was not registered under the Exchange Act.
Equity Contribution: has the meaning provided to such term in the Purchase Agreement.
Exercise Price: as set forth in the first paragraph of this Warrant Certificate.
Exercise Rate: as set forth in Section 4(a).
Exchange Act: the Securities Exchange Act of 1934, as amended.
Expiration Date: April 27, 2031.
Fully Diluted Shares: as set forth in Section 4(b).
Holder: as set forth in the first paragraph of this Warrant Certificate.
Holder Distribution Election: shall have the meaning set forth in Section 4(c).
Independent: any Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries, or in any Affiliate of the Company or any of its subsidiaries (other than as a result of holding securities of the Company in trading accounts) and (iii) is not an officer, employee, promoter, trustee, partner, director or Person performing similar functions for the Company or any of its subsidiaries or any Affiliate of the Company or any of its subsidiaries.
Independent Financial Expert: a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the board of directors of the Company, qualified to perform the task for which such firm has been engaged hereunder, is nationally recognized and disinterested and Independent with respect to the Company and its Affiliates and is reasonably acceptable to the Required Holders.
Merger Agreement: that certain Agreement and Plan of Merger, dated as of March 5, 2021, by and among the Finxera Holdings, Inc., the Company, Prime Warrior Acquisition Corp., and, solely in its capacity as the “Equityholder Representative” (as defined therein), Stone Point Capital LLC.
Person: an individual, corporation, partnership, limited liability company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture,

court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.
Purchase Agreement: the Purchase Agreement dated April 27, 2021 among the Company and the Investors set forth on Schedule I thereto pursuant to which senior preferred stock of the Corporation and the Authorized Warrants were issued.
Registration Rights Agreement: the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Investors set forth on Schedule A thereto and the other Holders (as defined therein) from time to time party thereto.
Reorganization: as set forth in Section 4(e).
Required Holders: any registered holder or holders holding more than 50% of the outstanding Authorized Warrants (including the Warrants) and Authorized Warrant Shares.
Securities Act: the Securities Act of 1933, as amended.
Senior Preferred Stock: the Senior Preferred Stock, $0.001 par value of the Company issued pursuant to the Certificate of Designations and the Purchase Agreement.
Time of Determination: as set forth in Section 4(b).
Warrants: as set forth in the first paragraph of this Warrant Certificate.
Warrant Shares: as set forth in the first paragraph of this Warrant Certificate.
11.Warrants Transferable. This Warrant Certificate is issued as a Warrant Certificate for which there is a register maintained by the Company. Subject to the provisions of Section 9, the transfer of the Warrants represented by this Warrant Certificate and all rights hereunder, in whole or in part, is registerable at the office or agency of the Company referred to in Section 1 hereof by the Holder in person or by duly authorized attorney, upon surrender of this Warrant Certificate with a properly completed Form of Assignment in the form annexed hereto as Schedule 2. The Holder, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant Certificate shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights of a “Holder” represented by this Warrant Certificate, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books, the Company may treat the Holder thereof as the owner for all purposes, and the Company shall not be affected by notice to the contrary. Any transfer tax relating to a transfer of this Warrant Certificate shall be paid by the Holder who transfers such Warrant Certificate.
12.Warrant Certificates Exchangeable for Different Denominations. Subject to the provisions of Section 9, this Warrant Certificate is exchangeable, upon the surrender hereof by the Holder hereof at such office or agency of the Company, for new Warrant Certificates of like tenor representing in the aggregate the number of Warrants represented hereby, each of such new Warrant Certificates to represent the number of Warrants as shall be designated by said Holder at the time of such surrender.
13.Replacement of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond (or, in the case of the original Holder hereof or any substantial financial institution to which any Warrants represented by this Warrant Certificate may be transferred, an unsecured indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant Certificate, the Company will execute and deliver, subject to the provisions of Section 9, in lieu thereof, a new Warrant Certificate of like tenor to the Holder of such Warrant, at such Holder’s expense.
14.Certificate Rights and Obligations Survive Exercise of Warrants. The rights and obligations of the Company contained in this Warrant Certificate shall survive the exercise or repurchase of the Warrants represented by this Warrant Certificate solely to the extent that such survival is necessary to give effect to a provision hereof.
15.Notices. All notices, requests and other communications required or permitted to be given or delivered to the Holder under this Warrant Certificate shall be in writing, and shall be delivered, or shall be sent by certified or registered mail postage prepaid and addressed, to such Holder at the address shown on this Warrant Certificate, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the office of the Company (return receipt requested) at 2001 Westside Parkway, Suite 155, Alpharetta, Georgia 30004, Attention: Tom Priore, Email: tpriore@pps.io, with a copy to: Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022,Attention: Michael E. Gilligan and Xavier Kowalski, Email: michael.gilligan@srz.com and xavier.kowalski@srz.com. Any such notice, request or other communication may be sent by telegram or telex or by email, but shall in such case be subsequently confirmed by a writing delivered or sent by certified or registered mail as provided above and, in the case of an email communication, confirmed by reply e-mail from the intended recipient thereof. All notices shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex; or such time as the intended recipient thereof shall reply confirming receipt, in the case of e-mail) any officer or employee of the person entitled to receive such notice at the address of such person for purposes of this Section 15, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.
16.Amendments. Neither this Warrant Certificate nor any term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Holder.
17.Remedies. The Holder may seek to enforce the terms of this Warrant Certificate by seeking a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. If any default under the terms of this Warrant Certificate shall occur and be continuing, the Holder may proceed to protect and enforce its rights under this Warrant Certificate by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Warrant Certificate or in aid of the exercise of any power granted in this Warrant Certificate. No remedy conferred in this Warrant Certificate or the Purchase Agreement upon the Holder is intended to be exclusive of any other remedy available to such Holder, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.
18.Governing Law; Submission to Jurisdiction; Service of Process. THIS WARRANT CERTIFICATE HAS BEEN EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS WARRANT CERTIFICATE AND THE RIGHTS GRANTED HEREIN SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULES OR PRINCIPLES). ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE COMPANY WITH RESPECT TO THIS WARRANT CERTIFICATE OR ANY RELATED AGREEMENT SHALL BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS WARRANT CERTIFICATE, THE COMPANY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS WARRANT. IF ANY ACTION IS COMMENCED IN ANY OTHER JURISDICTION THE PARTIES HERETO HEREBY CONSENT TO THE REMOVAL OF SUCH ACTION TO THE SOUTHERN DISTRICT OF NEW YORK. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR

CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OF THIS WARRANT OR THE WARRANT SHARES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS IN OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.
19.Waiver of Jury Trial. THE COMPANY AND THE HOLDER OF THIS WARRANT CERTIFICATE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT CERTIFICATE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS WARRANT CERTIFICATE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED HEREUNDER. THE COMPANY AND THE HOLDER OF THIS WARRANT CERTIFICATE ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS WARRANT CERTIFICATE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE HOLDER OF THIS WARRANT CERTIFICATE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS WARRANT CERTIFICATE AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND THE HOLDER OF THIS WARRANT CERTIFICATE FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS WARRANT CERTIFICATE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
20.Treatment of Warrants. The Warrants shall be treated as stock for all U.S. income tax purposes and neither the Company nor the Holder shall take a position in contravention therewith unless otherwise required by law. For the avoidance of doubt, the sentence shall not alter the commercial rights and obligations of the Company and the Holder with respect to the Warrants, including, but not limited to, the presence or absence of voting rights and the right to participate in dividends or disposition proceeds with respect to the Warrant Shares, and shall not impact the financial or accounting treatment by the Company of the put right associated with the Warrants.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer as of April 27, 2021.
Priority Technology Holdings, Inc.
By:
    Name:
    Title:

Schedule 1
EXERCISE FORM
[To be executed only upon exercise of Warrants]
To:    [                           ]
The undersigned irrevocably exercises _______________ of the Warrants for the purchase of [one] share (subject to adjustment) of Common Stock, par value $.001 per share, of PRIORITY TECHNOLOGY HOLDINGS, INC. (the “Company”) for each Warrant represented by the within Warrant Certificate and herewith makes payment of $____ (such payment being (a) in cash or by check or bank draft in New York Clearing House funds payable to the order of the Company or by wire transfer of immediately available funds, (b) by the surrender of the applicable Warrant or Warrants, and without the payment of the Exercise Price in cash, for such number of Warrant Shares equal to the product of (1) the number of Warrants Shares for which such Warrant or Warrants are exercisable with payment in cash of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio, (c) by tendering shares of Senior Preferred Stock having an aggregate Liquidation Preference (as defined in the Certificate of Designations) plus accrued but unpaid Dividends (as defined in the Certificate of Designations) thereon to the date of exercise equal to the Exercise Price or (d) by any combination of (a), (b) and (c) above, all at the Exercise Price and on the terms and conditions specified in the within Warrant Certificate, surrenders the within Warrant Certificate and all right, title and interest therein (except as to any unexercised Warrants) to the Company and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.
Date:_________________    ____________________________

Schedule 2
FORM OF ASSIGNMENT
FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the within Warrant Certificate with respect to the number of Warrants set forth below:

Names of Assignees	Address	Social Security or Other Identifying Number of Assignee(s)	Number of Warrants

and does hereby irrevocably constitute and appoint ___________ the undersigned’s attorney to make such transfer on the books of [                                       ] maintained for that purpose, with full power of substitution in the premises.
Dated: ___________________
________________________________1
(Signature of Owner)

________________________________
(Street Address)

________________________________
(City) (State) (Zip Code)

11    The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever